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                                                                    EXHIBIT 23.2









INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Aircraft Service International Group, Inc. of our report dated July 7, 1998 (relating to the financial statements of Aircraft Service Limited not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.






DELOITTE & TOUCHE
Chartered Accountant
Hill House
1 Little New Street
London  EC4A 3TR



December 8, 1998